Exhibit 99.1

BG Medicine Compliant With NASDAQ Listing Requirements

WALTHAM, Mass., March 11, 2014 (GLOBE NEWSWIRE) — BG Medicine, Inc. (Nasdaq:BGMD) (the “Company”) today announced that it has received correspondence from The NASDAQ Stock Market LLC (“NASDAQ”) confirming that the Company has evidenced compliance with the requirements for continued listing on The NASDAQ Capital Market. Accordingly, the NASDAQ compliance matter has been closed.

About BG Medicine, Inc.

BG Medicine, Inc. (Nasdaq:BGMD), the developer of the BGM Galectin-3(R) Test, is focused on the development and delivery of diagnostic solutions to aid in the clinical management of heart failure and related disorders. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com. The BG Medicine, Inc. logo is available for download here.

CONTACT: Corporate Communications

+1 (781) 890-1199

BG Medicine, Inc.

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